Filed by The Goodyear Tire & Rubber Company
pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934
Subject Company: The Goodyear Tire & Rubber Company
Commission File No.: 1-01927
Registration Statement on Form S-4, File No. 333-147183

MEDIA CONTACT: Keith Price

330-796-1863

ANALYST CONTACT: Greg Dooley

330-796-6704

FOR IMMEDIATE RELEASE

#23534fi.1207

Goodyear Concludes Successful Exchange Offer

for Convertible Notes, Approximately 99 Percent Tendered

AKRON, Ohio, December 6, 2007 – The Goodyear Tire & Rubber Company announced today the results of a previously announced offer to exchange its outstanding 4.00% Convertible Senior Notes due June 15, 2034 for a cash payment and shares of its common stock.

Note holders tendered approximately $346 million aggregate principal amount of convertible notes in exchange for approximately 28.7 million shares of common stock plus a total cash payment of approximately $23 million. Approximately 99 percent of the principal amount of the outstanding convertible notes was tendered in the exchange offer. A total of approximately $4 million principal amount of convertible notes remains outstanding.

“This successful exchange offer eliminates approximately $346 million in debt from our balance sheet and reduces our annual interest expense by approximately $14 million,” said W. Mark Schmitz, executive vice president and chief financial officer. “This exchange is another step in our debt reduction process and helps us move closer to our next stage metrics.”

The exchange offer, which expired at 5 p.m. New York City time on December 5, 2007, allowed note holders to receive the same number of shares of Goodyear’s common stock as they would have received upon conversion of the convertible notes in accordance with their current terms, plus a cash payment, including accrued and unpaid interest.

The exchange offer was made pursuant to a prospectus, dated November 30, 2007, contained in a registration statement filed by Goodyear with the Securities and Exchange Commission, which was declared effective on November 20, 2007. Copies of the prospectus contained in the registration statement may be obtained from the exchange agent, Wells Fargo Bank, N.A., Corporate Trust Operations, Sixth and Marquette, MAC N0303-121, Minneapolis, Minn. 55479, telephone (800) 344-5128.

Investors who have tendered convertible notes are urged to read the prospectus and related exchange offer materials because they contain important information. Copies of the registration statement, prospectus and other related documents filed with the SEC may be obtained free of charge from the Commission’s website, www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Goodyear is one of the world’s largest tire companies. The company employs about 70,000 people and manufactures its products in more than 60 facilities in 26 countries around the world. For more information about Goodyear, go to www.goodyear.com/corporate.

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond the company’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; the company’s ability to realize anticipated savings and operational benefits from its cost reduction initiatives, including those expected to be achieved under the company’s master labor contract with the United Steelworkers (USW) and those related to the closure of certain of the company’s manufacturing facilities; whether or not the various contingencies and requirements are met for the establishment of a Voluntary Employees’ Beneficiary Association (VEBA) to provide healthcare benefits for current and future USW retirees; potential adverse consequences of litigation involving the company; pension plan funding obligations; as well as the effects of more general factors such as changes in general market or economic conditions or in legislation, regulation or public policy. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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